Exhibit 99.2
Ali M.M. Mojdehi, State Bar No. 123846
Janet D. Gertz, State Bar No. 231172
Baker & McKenzie LLP
12544 High Bluff Drive, Third Floor
San Diego, CA 92130-3051
Telephone: +1 858 523 6200
Counsel for Debtor
Asyst Technologies, Inc.,
a California corporation
UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF CALIFORNIA
OAKLAND DIVISION

In re		Case No. 09-43246

ASYST TECHNOLOGIES, INC., a California corporation,		Chapter 11

NOTICE OF EFFECTIVE DATE OF
	Debtor.	DEBTOR’S PLAN OF LIQUIDATION
UNDER CHAPTER 11 OF THE
BANKRUPTCY CODE DATED
DECEMBER 23, 2009

		Date:	N/A
		Time:	N/A
		Dept:	220
		Judge:	Chief Judge Randall J.
Newsome
     TO ALL CREDITORS, COUNSEL TO THE AGENT FOR LENDERS, COUNSEL TO THE COMMITTEE, THE UNITED STATES TRUSTEE FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND ALL ENTITIES KNOWN BY THE DEBTOR TO HAVE FILED A NOTICE OF APPEARANCE OR A REQUEST FOR RECEIPT OF CHAPTER 11 NOTICES AND PLEADINGS FILED IN THE ABOVE CHAPTER 11 CASE AS OF THE DATE HEREOF. ANY CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN ARE AS DEFINED IN THE DEBTOR’S PLAN (AS DEFINED BELOW):
     NOTICE IS HEREBY GIVEN that each of the conditions precedent to the effectiveness of the Debtor’s Plan of Liquidation Under Chapter 11 of the Bankruptcy Code dated December 23,

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 NOTICE OF EFFECTIVE DATE OF DEBTOR’S PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE DATED DECEMBER 23, 2009

2009 (“Plan”) were satisfied or waived, pursuant to Sections 9.1 and 9.2 of the Plan, on or prior to March 4, 2010. As such, the Plan’s Effective Date, as such term is defined in Section 1.31 of the Plan occurred on March 5, 2010.
     NOTICE IS FURTHER GIVEN that, pursuant to Section 8.1.2 of the Plan, on the Effective Date, all shares of stock in ATI are cancelled and forever cease trading on any securities exchange or market.
     NOTICE IS FURTHER GIVEN that, on the Effective Date, the Liquidation Trust is created and established, pursuant to Section 5.3.1 and 5.3.2 of the Plan, and the Debtor and Estate shall be deemed to have transferred and/or assigned any and all assets of the Debtor and the Estate to the Liquidation Trust (excepting the Cash distributions to be made from the Net Proceeds on the Distribution Date to the holders of Lender Secured Claims), and the Debtor shall have no liability to holders of Claims or Interests other than as provided for in the Plan.
     NOTICE IS FURTHER GIVEN that the holder of an Administrative Claim, other than (a) a liability incurred and payable in the ordinary course of business by a Debtor, or (b) an Administrative Claim that has been allowed on or before the Effective Date, must file with the Court, and serve on the Notice Parties (defined below), proof of such Administrative Claim so that such proof of claim is actually received by the Court and the Notice Parties on or before 4 p.m. prevailing Pacific Daylight Time, April 19, 2010 (the “Administrative Claims Bar Date”). Such proof of Administrative Claim must include at a minimum (i) the name of the holder of the Claim, (ii) the amount of the Claim, and (iii) the basis of the Claim. Holders of Administrative Claims pursuant to section 503(b)(9) of the Bankruptcy Code shall be required to file a proof of Administrative Claim on or before the Administrative Claims Bar Date. Failure to file and serve such proof of Administrative Claim timely and properly shall result in the Administrative Claim being forever barred and discharged.
     Notice of Administrative Claims subject to the Administrative Claims Bar Date shall be served on the Liquidation Trustee, Scouler & Company, LLC, Attn: Dan Scouler, 1800 Century Park East, Suite 600, Los Angeles, CA 90067, with a copy to: Kaye Scholer LLC, Three First National Plaza, 70 West Madison Street, Suite 4100, Chicago, IL 60602, Attn: Sheldon Solow; Attn: Harold

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 NOTICE OF EFFECTIVE DATE OF DEBTOR’S PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE DATED DECEMBER 23, 2009

D. Israel (collectively, the “Notice Parties”).
     NOTICE IS FURTHER GIVEN that the holder of a Claim arising from the rejection of an executory contract or unexpired lease pursuant to Section 5.15 and/or Article 7 of the Plan must file with the Court, and serve a rejection damage Claim on the Notice Parties, so that such proof of claim is actually received by the Court and the Notice Parties on or before 4 p.m. prevailing Pacific Daylight Time, April 19, 2010. The failure to timely and properly file and serve such a rejection damage Claim shall result in the Claim being forever barred and discharged.
     NOTICE IS FURTHER GIVEN that each Person who holds or asserts a Fee Claim must file with the Court, and serve on the Notice Parties, a Fee Application on or before April 19, 2010 (a “Final Fee Application”). The failure to timely and properly file and serve such Final Fee Application shall result in the Fee Claim being forever barred and discharged.

Dated: March 10, 2010	BAKER & McKENZIE LLP
	By:	/s/ Ali M.M. Mojdehi
Ali M.M. Mojdehi
Janet D. Gertz Counsel for Debtor Asyst Technologies, Inc.

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 + 1 858 523 6200	CASE NO 09-43246 NOTICE OF EFFECTIVE DATE OF DEBTOR’S PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE DATED DECEMBER 23, 2009

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